EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Supervisory Board
Infineon Technologies AG:
We consent to the use of our report included in this Registration Statement on Form F-3 and to the reference to our firm under the heading “Experts” in the prospectus, which is part of this Registration Statement.
Our report refers to a change in basis of accounting to International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.
KPMG AG
Wirtschaftsprüfungsgesellschaft
Munich, Germany
July 14, 2009